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                                                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

LEGAL ENTITY                                                 INCORPORATED
------------                                                 ------------

GENUITY INC.                                                 DELAWARE

I.   GENUITY SOLUTIONS INC.                                  MASSACHUSETTS

     a.  BBN Advanced Computers Incorporated                 Massachusetts
     b.  BBN Certificate Services Incorporated               Massachusetts
     c.  BBN Telecom Incorporated                            Massachusetts
     d.  Bolt Beranek and Newman Corporation                 Maine
     e.  BBN Instruments Corporation                         Delaware
     f.  LightStream Corporation                             Massachusetts
     g.  NapNet LLC                                          Wisconsin
     h.  Genuity Canada Limited                              Canada
     i.  Genuity UK Limited                                  United Kingdom
     j.  Genuity International Inc.                          Massachusetts
         1. Genuity International Inc. (Australia)           Branch Office
         2. Genuity International Inc. (France)              Branch Office
         3. Genuity International Inc. (Italy)               Branch Office
         4. Genuity International Inc. (Japan)               Branch Office
         5. Genuity International Inc. (Netherlands)         Branch Office
         6. Genuity International Inc. (Sweden)              Branch Office
         7. Genuity International Inc. (Ireland)             Branch Office
     k.  Genuity Japan K.K.                                  Japan
     l.  Genuity Mexico, S.A. de C.V.                        Mexico
     m.  Genuity Espana, S.A.                                Spain
     n.  Genuity GmbH                                        Germany
     o.  Genuity de Argentina S.R.L.                         Argenita
     p.  Genuity Hong Kong, Limited                          Hong Kong
     q.  Genuity International do Brasil Limitada            Brazil
         1.   Genuity do Brasil Limitada                     Brazil
     s.  Genuity France S.A.S.                               France
     t.  Genuity Netherlands B.V.                            Netherlands
     u.  Genuity Switzerland GmbH                            Switzerland
     v.  Genuity Belguim  N.V.                               Belguim

II.  GENUITY TELECOM INC.                                    DELAWARE

III. GENUITY INTERNATIONAL NETWORKS INC.                     CALIFORNIA

     a.  Genuity International Networks LLC                  Delaware
         1.   Genuity International Networks LLC (U.K.)      Branch Office
     b.  Genuity Business Trust                              Massachusetts